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                                                                 Exhibit 10.23.8

                        SEVENTY-EIGHTH AGREEMENT AMENDING
                        NEW ENGLAND POWER POOL AGREEMENT
                        (REVISED SECTIONS 18.4 AND 18.5)

      THIS SEVENTY-EIGHTH AGREEMENT AMENDING NEW ENGLAND POWER POOL AGREEMENT, dated as of September 24, 2001 ("Seventy-Eighth Agreement"), amends the New England Power Pool Agreement (the "NEPOOL Agreement"), as amended.

      WHEREAS, the NEPOOL Agreement as in effect on December 1, 1996 was amended and restated by the Thirty-Third Agreement Amending New England Power Pool Agreement dated as of December 1, 1996 (the "Thirty-Third Agreement") in the form of the Restated New England Power Pool Agreement ("Restated NEPOOL Agreement") attached to the Thirty-Third Agreement as Exhibit A thereto, and the Thirty-Third Agreement also provided for the NEPOOL Open Access Transmission Tariff (the "NEPOOL Tariff") which is Attachment B to the Restated NEPOOL Agreement; and

      WHEREAS, the Restated NEPOOL Agreement and the NEPOOL Tariff have subsequently been amended numerous times, the most recent amendment dated as of July 13, 2001; and

      WHEREAS, this agreement amends the Restated NEPOOL Agreement to comply with the directives of the Federal Energy Regulatory Commission in its order issued August 27, 2001 in Docket Nos. ER98-3853-008 and ER00-62-030, New England Power Pool and ISO New England Inc., et al., 96 FERC Paragraph 61,228 (2001) (the "August 27 Order"); and

      WHEREAS, the Participants desire to amend the Restated NEPOOL Agreement as heretofore amended, to reflect the revisions detailed herein.

      NOW, THEREFORE, upon approval of this Seventy-Eighth Agreement by the NEPOOL Participants Committee in accordance with the procedures set forth in the Restated NEPOOL Agreement, the Participants agree as follows:


                                    SECTION 1
                     AMENDMENTS TO RESTATED NEPOOL AGREEMENT

1.1   Section 18.4 is amended so that it reads as follows:

      18.4 Review of Participant's Proposed Plans. Each Participant shall submit to the System Operator, for review by the Participants Committee, the Reliability Committee, and the Markets Committee or the Tariff Committee, as appropriate, in such form, manner and detail as the System Operator may reasonably prescribe, (i) any new or materially changed plan for additions to, retirements of, or changes in the capacity of any supply and demand-side resources or transmission facilities rated 69 kV or above subject to control of such Participant, and (ii) any new or materially changed plan for any other action to be taken by the Participant which may have a significant effect on the stability, reliability or operating
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            characteristics of its system or the system of any other
            Participant. No significant action (other than preliminary engineering action) leading toward implementation of any such new or changed plan shall be taken earlier than sixty days (or ninety days, if the System Operator determines that it requires additional time to consider the plan and so notifies the Participant in writing within the sixty days) after the plan has been submitted to the System Operator. Unless prior to the expiration of the sixty or ninety days, whichever is applicable, the System Operator notifies the Participant in writing that it has determined that implementation of the plan will have a significant adverse effect upon the reliability or operating characteristics of its system or of the systems of one or more other Participants, the Participant shall be free to proceed. The System Operator shall maintain on its website a list of Section 18.4 applications that are currently under review and the status of each such application. The System Operator shall provide notice of any action taken with respect to any Section
            18.4 applications, including an explanation of its reasons for such action, to each Participant as soon as reasonably practicable after such action is taken. The time limits provided by this Section 18.4 may be changed with respect to any such submission by agreement between the System Operator and the Participant required to submit the plan.

1.2   Section 18.5 is amended so that it reads as follows:

      18.5 Participant to Avoid Adverse Effect. If the System Operator notifies a Participant pursuant to Section 18.4 that implementation of the Participant's plan has been determined to have a significant adverse effect upon the reliability or operating characteristics of its system or the systems of one or more other Participants, the Participant shall not proceed to implement such plan unless the Participant or the Non-Participant on whose behalf the Participant has submitted its plan takes such action or constructs at its expense such facilities as the System Operator determines to be reasonably necessary to avoid such adverse effect; provided that if the plan is for the retirement of a supply or demand-side resource, the Participant may proceed with its plan only if, after engaging in good faith negotiations with persons designated by the System Operator to address the adverse effects on reliability or operating characteristics, the negotiations either address the adverse effects to the satisfaction of the System Operator, or no satisfactory resolution can be achieved on terms acceptable to the parties within 90 days of the Participant's receipt of the System Operator's notice. Any agreement resulting from such negotiations shall be in writing and shall be filed in accordance with the Commission's filing requirements if it requires any payment.


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                                    SECTION 2
                                  MISCELLANEOUS

2.1 This Seventy-Eighth Agreement shall become effective as of September 1, 2001 or on such other date as the Commission shall provide that the amendments reflected herein shall become effective.

2.2 Terms used in this Seventy-Eighth Agreement that are not defined herein shall have the meanings ascribed to them in the Restated NEPOOL Agreement.

2.3 A vote by or on behalf of a Participant in favor of this Seventy-Eighth Agreement evidences an agreement that changes reflected herein effect compliance with directives of the August 27 Order. Such agreement is not, and is not to be construed as, a voluntary agreement to the substance of the changes reflected herein and is without prejudice to the voting Participant's right to challenge the August 27 Order.


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